                                                                   Exhibit 32.1

                            ADDITIONAL CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Michael Baker Corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Richard L. Shaw                                     Date: September 25, 2006
-------------------------------------
Richard L. Shaw
Chairman of the Board and Chief Executive Officer


Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Michael Baker Corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2006 the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ William P. Mooney                                   Date: September 25, 2006
-------------------------------------
William P. Mooney
Executive Vice President and
Chief Financial Officer


These additional certifications are being furnished solely pursuant to 18 U.S.C.
Section 1350, and are not being filed as part of the Report or as a separate disclosure document.